 Exhibit 2.2

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SLIDEBELTS INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 2018, AT 8:33 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6029681 8100	Authentication: 203241141
SR# 20186131884	Date: 08-14-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:33 AM 08/13/2018
FILED 08:33 AM 08/03/2018
SR 20186131884 - File Number 6029681

SlideBelts Inc.

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

SlideBelts Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.       This Certificate of Amendment amends the provisions of the Corporation’s First Amended and Restated Certificate of Incorporation filed with the Secretary of State on January 30, 2017 (the “Certificate of Incorporation”).

2.       The first paragraph of Article FOURTH of the Certificate of Incorporation, before the caption “(a) Voting Rights of Common Stock,” is hereby amended and restated in its entirety as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall authority to issue is 101,500,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), of which 1,500,000 are designated as Class B Common Stock (“Class B Common Stock”), and 100,000,000 are designated as Class A Common Stock (“Class A Common Stock” and together with the Class B Common Stock, the “Common Stock”). The rights preferences, powers, privileges, and the restrictions, qualifications and limitations of the Class A Common Stock are identical with those of the Class B Voting Common Stock other than in respect of voting and conversion rights as set forth herein, and for all other purposes under this Certificate of Incorporation, including with limitation, dividends, liquidation, stock splits, subdivisions, combinations and the like, the Class B Common Stock and the Class A Common Stock shall together constitute a single class of shares of the capital stock of the Corporation.

3.       A new Article ELEVENTH is hereby added to the Certificate of Incorporation providing as follows:

ELEVENTH: Pursuant to section 141(d) of the DGCL, the Corporation shall have two (2) classes of directors: a “Founding Director” and “Regular Directors.” There shall at all times be one (1) Founding Director and as many Regular Directors as shall be necessary to complete the total number of directors as established by the Bylaws. By way of example, if the Board of Directors consists of three (3) directors pursuant to the Bylaws, there shall be one (1) Founding Director and two (2) Regular Directors. The Founding Director and the Regular Director(s) shall be designated as such when elected by the stockholders. On any matter coming before the Board of Directors, each Regular Director shall have one (1) vote while the Founding Director shall have that number of votes equal to the total number of directors. By way of example, if the Board of Directors consists of three (3) directors pursuant to the Bylaws, each Regular Director shall have one (1) vote while the Founding Director has three (3) votes. Except with respect to the number of votes, the rights and obligations of the Founding Director and the Regular Directors shall be identical.

4.       These amendments were duly adopted in accordance with the provisions of section 242 of the DGCL.

5.       All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Brig Taylor, its Chief Executive Officer, on August 13, 2018.

/s/ Brig Taylor
Brig Taylor, Chief Executive Officer